EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Arena Resources, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 29, 2007, relating to the consolidated financial statements of Arena Resources, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123R, Share Based Payment, effective January 1, 2006) and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K of Arena Resources, Inc. for the year ended December 31, 2006.

We also consent to the use of our name and the reference to us in the “Experts” section of the Registration Statement.

/s/ Hansen, Barnett & Maxwell, P.C.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
April 11, 2007